UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2005

Planet Technologies, Inc.

(Formerly known as “Planet Polymer Technologies, Inc.”)
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-26804	33-0502606
(Commission File No.)	(IRS Employer Identification No.)

6835 Flanders Drive, Suite 100
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 457-4742

☐ Written communications pursuant to Rule 425 under the Exchange Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Director; Election of Director.
Item 9.01. Exhibits.
SIGNATURE
EXHIBIT

Item 5.02. Departure of Director; Election of Director.

On January 18, 2005, Dr. Robert J. Petcavich resigned his position as a director of the Company. Dr. Petcavich’s resignation was not based upon any type of disagreement.

On that same date, at a meeting of the Board of Directors of the Company, Mr. Eric B. Freedus was elected as a director of the Company. As compensation for his providing services as a Director, Mr. Freedus was granted options for 500 common stock shares exercisable at $3.50 per share.

Mr. Freedus requested to be named a director and the Company agreed to appoint Mr. Freedus as a director based upon his and his family’s share holdings in Planet and the Company’s evaluation of Mr. Freedus’ background and qualification to serve as a a director.There are no arrangements or understandings between Mr. Freedus and any other persons regarding how long Mr. Freedus will continue to serve as a director.

Over the previous two year period, there has been no transaction or proposed transaction between the Company and Mr. Freedus.

Item 9.01. Exhibits.

17.1	Resignation letter of Dr. Robert J. Petcavich dated January 18, 2005.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Planet Technologies, Inc.
Dated: January 21, 2005	By:	/s/ Scott L. Glenn
Scott L. Glenn
Chief Executive Officer and President

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